Exhibit 99.1
The Wilber Corporation’s First Quarter 2007 Earnings,
Quarterly Dividend and Shareholder Meeting Results

FOR IMMEDIATE RELEASE

DATE:	April 27, 2007 (Amended: May 1, 2007)
FROM:	Douglas C. Gulotty, President and CEO
PHONE:	607-433-4172

Oneonta, New York – The Wilber Corporation (“Company”), parent company of Wilber National Bank (“Bank”), held its Annual Meeting of Shareholders’ on April 27, 2007, at which time all three of the Company’s proposals were approved by shareholders.  The number of Directors of the Company was fixed at ten and three Directors of the Company were elected to the Board for a three-year term.  The elected Directors are Messrs. Olon T. Archer, Douglas C. Gulotty and Joseph P. Mirabito. Additionally, KPMG LLP was approved by the shareholders as the Company’s independent auditors for the fiscal year ending December 31, 2007.

In related business, the Company reported net income of $1.949 million and earnings per share of $0.18 for the three-month period ended March 31, 2007.  By comparison the Company's net income and earnings per share for the three-month period ended March 31, 2006, were $1.953 million and $0.18, respectively.  The Company's return on average assets and return on average equity for the first quarter of 2007 were 1.04% and 12.57%, respectively, as compared to 1.05% and 11.71% for the same period in 2006.  For the quarter ended March 31, 2007, average total assets of the Company were $758.420 million, as compared to $752.498 million for the same period ended March 31, 2006.

Douglas C. Gulotty, the Company's President and CEO said, "Our first quarter 2007 earnings were flat relative to the same period in the prior year. Although I believe our management has done a good job in managing the Company’s assets and liabilities, the flat to inverted yield curve that persisted throughout the first quarter of 2007 continues to impair our ability to improve net interest income.”  Net interest income for the first quarter of 2007 was $6.064 million, as compared to $6.250 million in the first quarter of 2006.  Similarly, net interest margin (tax-equivalent) decreased 13 basis points, from 3.81% in the first quarter of 2006 to 3.68% in the first quarter of 2007. Mr. Gulotty continued, “Although net interest income decreased $186 thousand or 3.0% between comparable periods, it was offset, in part, by a $119 thousand increase in non-interest income.”  During the first quarter of 2007 the Company recorded $1.769 million of non-interest income, as compared to $1.650 million in the first quarter of 2006.

Mr. Gulotty remarked, “Although earnings were flat relative to last year, we have taken steps to improve the strategic position of the Company.  In particular, during the first quarter of 2007, we successfully completed the acquisition of Provantage Funding Corporation.  We believe that Provantage will prove to be a very fruitful strategic acquisition for several reasons.  First, Provantage’s five (5) branch offices provide us with a strong foothold in the attractive and growing New York Capital District market.  Second, by retaining a significant portion of the residential mortgage loans originated by Provantage, we expect to grow our residential real estate portfolio. Third, by integrating Provantage’s competitive and efficient residential real estate origination capabilities, we expect to improve our residential real estate loan market share in our existing markets. And finally, in conjunction with the Provantage acquisition, we hired an experienced commercial lender, who will be based in Provantage’s Clifton Park, New York headquarters, to develop commercial loan opportunities in this market.

Mr. Gulotty also noted that during the first quarter of 2007, the Bank entered into a contract to purchase a parcel of land in East Syracuse, New York. The Company’s plan is to establish a full-service branch in this market before the end of 2007, similar to its recent expansion into the Kingston, New York market.

In other matters, The Board of Directors declared a quarterly dividend of $0.095 per share payable May 25, 2007 to shareholders of record May 11, 2007.

The Wilber Corporation is a single bank holding company headquartered in Oneonta, New York, serving the financial needs of the communities of the Western Catskills and Eastern Southern Tier of New York.  The Wilber Corporation is the parent of Wilber National Bank and Provantage Funding Corporation.  The Wilber Corporation’s common stock trades under the symbol “GIW” on the American Stock Exchange.

Wilber National Bank, chartered in 1874, operates as a traditional commercial bank in its central New York market with 21 branch offices located in Otsego, Delaware, Schoharie, Ulster, Chenango, and Broome Counties and a loan production office located in Syracuse, New York.  The Bank intermediates customer deposits and institutional borrowings into loans, short-term liquid investments and investment securities. The Bank’s lending activities include commercial lending, primarily to small and mid-sized businesses; mortgage lending for 1-4 family and multi-family properties, including home equity loans; mortgage lending for commercial properties; consumer installment and automobile lending, and to a lesser extent, agricultural lending  The Bank provides personal trust, agency, estate administration and retirement planning services for individuals, as well as custodial and investment management services to institutions through its Trust and Investment Division.  It also offers stocks, bonds and mutual funds through a third party broker-dealer firm and a full line of life, health and property, and casualty insurance products through its insurance agency subsidiary, Mang–Wilber LLC. The Bank currently has 253 full time equivalent employees. Additional information about Wilber can be found at their website www.wilberbank.com.

Provantage is a Licensed NYS Mortgage Banker headquartered in Clifton Park, New York.  Provantage offers a large variety of residential mortgage products that fit the needs of most consumers.  It is also a HUD endorsed lender, providing government FHA loans.  Provantage covers the entire Capital District with five licensed branch offices located within Saratoga, Schenectady and Albany counties. Additional information about Provantage can be found at their website: www.ProvantageFunding.com.

NOTE:  This press release may contain certain statements which are historical facts or which concern the Company’s future operations or economic performance and which are to be considered forward-looking statements.  Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that all forward-looking statements involve risk and uncertainties, and that actual results may differ from those indicated in the forward-looking statements as a result of various factors, such as changing economic and competitive conditions and other risk and uncertainties.  In addition, any statements in this release regarding historical stock price performance are not indicative of or guarantees of future price performance.

THE WILBER CORPORATION
CONSOLIDATED FINANCIAL INFORMATION
($ In thousands, except per share amounts)
Unaudited	As of and for the three
	months ended March 31,
Condensed Income Statement	2007	2006
Net interest income	$6,064	$6,250
Provision for loan losses	260	420
Net interest income after provision for loan losses	5,804	5,830
Noninterest income	1,769	1,650
Noninterest expense	4,976	4,851
Income before taxes	2,597	2,629
Income taxes	648	676
Net income	$1,949	$1,953

Share and Per Share Data
Average common shares outstanding (in thousands)	10,569	11,146
Period-end common shares outstanding (in thousands)	10,569	11,146

Net income per share	$0.18	$0.18

Cash dividends declared	$0.095	$0.095

Book value per common share	$6.13	$6.08

Period-end Balances
Total Assets	$764,003	$760,304
Earning Assets	718,351	711,444
Loans, gross	412,608	398,955
Allowance for loan losses	6,718	5,976
Deposits	637,046	604,606
Shareholders’ equity	64,798	67,780

Average Balances
Total Assets	$758,420	$752,498
Earning Assets	718,611	710,436
Loans, gross	407,992	401,749
Allowance for loan losses	6,730	6,437
Deposits	631,086	604,367
Shareholders’ equity	62,871	67,662

Key Ratios
Earnings:
Return on average assets	1.04%	1.05%
Return on average equity	12.57%	11.71%
Net interest margin (tax-equivalent)	3.68%	3.81%
Efficiency ratio (1)	59.42%	59.36%

Asset Quality
Net loan charge-offs to average loans, annualized	0.22%	1.09%
Allowance for loan losses to period-end loans	1.63%	1.50%
Allowance for loan losses to non-performing loans (2)	133%	298%
Non-performing loans to period-end loans	1.23%	0.50%
Non-performing assets to period-end loans and other real estate	1.25%	0.51%

Common Stock Data
The Company’s common stock ($0.01 par value per share) trades on	2007	High Trade	Low Trade	Dividend
the American Stock Exchange (Amex®) under the symbol GIW.	1st Quarter	$10.29	$9.17	$0.095

	2006	High Trade	Low Trade	Dividend
	4th Quarter	$10.25	$9.51	$0.095
	3rd Quarter	$10.50	$9.85	$0.095
	2nd Quarter	$11.35	$10.20	$0.095
	1st Quarter	$10.85	$9.90	$0.095
(1)
Calculated by dividing total noninterest expense less amortization of intangibles and other real estate expense by tax-equivalent net interest income plus noninterest income other than securities gains and losses.

(2)	Non-performing loans include nonaccrual loans, troubled debt restructured loans and accruing loans 90 days or more delinquent.